Exhibit 99.1

NEWS RELEASE

HighPeak Energy, Inc. Announces Third Quarter 2020 Financial and Operational Results

FORT WORTH, Texas, Nov. 9, 2020 (GLOBE NEWSWIRE)— HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) (NASDAQ: HPK), today announced operating and financial results for the third quarter 2020.

Third Quarter 2020 Highlights

●

Consummated the business combination with the HighPeak Funds on August 21, 2020 and raised an additional $102 million by issuing new equity through the business combination and the forward purchase agreement resulting in approximately 91.5 million shares outstanding.

●

Brought back online the majority of our horizonal production beginning in late July 2020, which was previously curtailed in mid-April due to low commodity prices. Production returned as expected with all wells producing at or above pre-shut-in rates within a few weeks of bringing the wells back online.

●

Initiated completion activities on twelve (12) drilled uncompleted wells (“DUCs”), including four (4) wells which had been drilled and completed prior to the closing of our business combination and eight (8) DUCs. Two (2) of the wells were turned online by quarter end.

●	Commenced a one-rig drilling program in late September. Drilled one (1) horizontal Ellenburger salt-water disposal well in Howard County and plan to spud approximately five (5) oil wells by year end.
●	Began constructing a company owned water disposal system in our Flat Top operating area providing future disposal and recycling opportunities.

“We raised over $100 million of equity at the closing of our business combination in an extremely challenging market which exemplifies the quality and upside potential of our asset base. We are excited and fortunate to be able to fund our initial development program with cash on our balance sheet and no debt. Our initial focus following the closing of the business combination is completing and turning online our drilled uncompleted well inventory and commencing a one-rig drilling program. In September we drilled the first horizontal saltwater disposal well in the Ellenburger formation in Howard County, which speaks to the ingenuity and skill set of our top tier technical team,” stated Jack Hightower, Chairman and Chief Executive Officer.

Third Quarter 2020 Operational and Financial Results

●

Net loss for the period from August 22, 2020 through September 30, 2020 (the “Successor Period”) was $11.5 million, or $0.13 per diluted share. Net income for the Successor Period, excluding $14.5 million of non-cash stock-based compensation, was $540,000, or $0.01 per diluted share.

●	Production averaged 3,200 barrels of oil equivalent (“BOE”) per day including 3,104 barrels of oil per day, or 97% of the production stream, for the Successor Period.
●

Lease operating expense per BOE and production and ad valorem taxes per BOE averaged $5.24 and $2.01, respectively, for the Successor Period. General and administrative expenses for the Successor Period were approximately $0.8 million.

●	EBITDAX (a non-GAAP financial measure) for the Successor Period was $3.1 million. See Reconciliation of Net Income to EBITDAX below.
●	Cash flows provided by operating activities for the Successor Period were $1.2 million.
●	Cash on the balance sheet at the end of the quarter was $54.9 million with no debt.

Michael Hollis, HighPeak Energy President, said, “Due to low oil prices, we paused our development plan and shut in the production of all of our horizontal wells in April. The wells were returned to production starting in late July and quickly returned to their pre-shut-in rates. As we continue to bring our DUC’s online through the fourth quarter, we expect production to exceed 10,000 barrels of oil equivalent per day in early 2021. Our current total well costs including drilling, completion, equipping and facilities (“D,C,E&F”) are approximately $500/foot which provide for attractive rates of return in this low commodity price environment. HighPeak has made the decision to implement the necessary infrastructure investments that will allow us to deliver best-in-class capital efficiency, realized pricing, and production expenses. I could not be prouder for what our organization has accomplished in such a short time and how they have leaned into the challenges brought on by this unprecedented pandemic considering how much it has affected our industry.”

Quarterly Report on Form 10-Q

HighPeak Energy’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is expected to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2020.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "continue," "may," "will," "could," "should," "future," "potential," "estimate" or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. ("HighPeak Energy," the "Company" or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control.

These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease 2019 (“COVID-19”) pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquid and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's combined Registration Statement on Form S-4 and Form S-1, declared effective by the SEC on August 7, 2020 and initially filed with the SEC on December 2, 2019 (File No. 333-235313) (the “Registration Statement”), this and other filings with the SEC. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. See "Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk" and "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the period ended September 30, 2020 and "Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in the Registration Statement for a description of various factors that could materially affect the ability of HighPeak Energy to achieve the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no duty to publicly update these statements except as required by law.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.

HighPeak Energy, Inc.
Operating Highlights (Unaudited)

	Three Months Ended September 30, 2020
	Successor	Predecessors	Predecessors
	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020	Three Months Ended September 30, 2019
Sales Volumes:
Oil (Bbls)	124,168	64,493	26,564
NGLs (Bbls)	1,749	3,150	n/a
Natural gas (Mcf)	12,466	21,283	17,890
Total (BOE)	127,995	71,189	29,546

Daily Sales Volumes:
Oil (Bbls/d)	3,104	1,240	289
NGLs (Bbls/d)	44	61	n/a
Natural gas (Mcf/d)	312	409	194
Total (BOE/d)	3,200	1,369	321

Revenues (in thousands):
Oil sales	$4,787	$2,607	$1,419
NGL and natural gas sales	47	49	24
Total Revenues	$4,834	$2,656	$1,443

Average sales price:
Oil (per Bbl)	$38.55	$40.43	$53.42
NGL (per Bbl)	16.43	4.91	n/a
Natural gas (per Mcf)	2.30	2.04	1.34
Total (per BOE)	$37.77	$37.77	$48.84

Weighted Average NYMEX WTI ($/Bbl)	$40.20	$42.12	$56.45
Weighted Average NYMEX Henry Hub ($/Mcf)	2.33	1.64	2.23
Realization to benchmark
Oil (per Bbl)	96%	96%	95%
Natural gas (per Mcf)	99%	124%	60%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$671	$667	$536
Production and ad valorem taxes	257	164	80
General and administrative expenses	816	567	841
Depletion, depreciation and amortization	2,327	1,294	822

Operating costs per BOE:
Lease operating expenses	$5.24	$9.38	$18.14
Production and ad valorem taxes	2.01	2.30	2.71
General and administrative expenses	6.38	7.96	28.46
Depletion, depreciation and amortization	18.18	18.17	26.30

HighPeak Energy, Inc.
Operating Highlights (Unaudited)

	Nine Months Ended September 30, 2020
	Successor	Predecessors	Predecessors
	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2019
Sales Volumes:
Oil (Bbls)	124,168	235,557	79,392
NGLs (Bbls)	1,749	20,024	n/a
Natural gas (Mcf)	12,466	87,258	59,005
Total (BOE)	127,995	270,123	89,226

Daily Sales Volumes:
Oil (Bbls/d)	3,104	1,007	291
NGLs (Bbls/d)	44	86	n/a
Natural gas (Mcf/d)	312	373	216
Total (BOE/d)	3,200	1,154	327

Revenues (in thousands):
Oil sales	$4,787	$8,069	$4,154
NGL and natural gas sales	47	154	103
Total Revenues	$4,834	$8,223	$4,257

Average sales price:
Oil (per Bbl)	$38.55	$34.26	$52.33
NGL (per Bbl)	16.43	9.31	n/a
Natural gas (per Mcf)	2.30	0.52	1.75
Total (per BOE)	$37.77	$30.44	$47.71

Weighted Average NYMEX WTI ($/Bbl)	$40.20	$35.17	$57.06
Weighted Average NYMEX Henry Hub ($/Mcf)	2.33	1.76	2.67
Realization to benchmark
Oil (per Bbl)	96%	97%	92%
Natural gas (per Mcf)	99%	30%	66%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$671	$4,870	$1,794
Production and ad valorem taxes	257	566	261
General and administrative expenses	816	4,840	2,523
Depletion, depreciation and amortization	2,327	6,385	2,657

Operating costs per BOE:
Lease operating expenses	$5.24	$18.03	$20.11
Production and ad valorem taxes	2.01	2.10	2.93
General and administrative expenses	6.38	17.92	28.28
Depletion, depreciation and amortization	18.18	23.64	29.27

HighPeak Energy, Inc.
Condensed Consolidated and Combined Statements of Operations (Unaudited)
(in thousands)

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Successor	Predecessors	Predecessors	Successor	Predecessors	Predecessors
	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020	Three Months Ended September 30, 2019	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2019
Operating Revenues:
Crude oil sales	$4,787	$2,607	$1,419	$4,787	$8,069	$4,154
Natural gas and NGL sales	47	49	24	47	154	103
Total operating revenues	4,834	2,656	1,443	4,834	8,223	4,257
Operating Costs and Expenses:
Oil and natural gas production	671	667	536	671	4,870	1,794
Production and ad valorem axes	257	164	80	257	566	261
Exploration and abandonments	66	-	159	66	4	2,817
Depletion, depreciation and amortization	2,327	1,294	822	2,327	6,385	2,657
Accretion of discount on asset retirement obligations	15	20	14	15	89	38
General and administrative	816	567	841	816	4,840	2,523
Stock based compensation	14,508	-	-	14,508	-	-
Total operating costs and expenses	18,660	2,712	2,452	18,660	16,754	10,090
Loss from operations	(13,826)	(56)	(1,009)	(13,826)	(8,531)	(5,833)
Interest income	1	-	-	1	-	-
Other expense	-	-	-	-	(76,503)	-
Loss before income taxes	(13,825)	(56)	(1,009)	(13,825)	(85,034)	(5,833)
Income tax benefit	(2,309)	-	-	(2,309)	-	-
Net loss	$(11,516)	$(56)	$(1,009)	$(11,516)	$(85,034)	$(5,833)
Earnings per share:
Basic net loss	$(0.13)			$(0.13)
Diluted net loss	$(0.13)			$(0.13)

Weighted average shares outstanding:
Basic	91,592			91,592
Diluted	91,592			91,592

HighPeak Energy, Inc.
Summary Balance Sheet Data (Unaudited)
(in thousands)

	Successor	Predecessors
	September 30, 2020	December 31, 2019
Cash and cash equivalents	$54,874	$22,711
Other current assets	9,746	69,315
Oil and natural gas properties, net	466,367	405,374
Other assets	515	508
Total assets	$531,502	$497,908

Current liabilities	$15,052	$30,980
Long-term debt	-	-
Other long-term liabilities	42,998	2,212

Stockholders' equity
Common stock	9	-
Additional paid-in capital	575,739	-
Accumulated deficit	(102,296)	-
Partners' capital	-	464,716
Total stockholders' equity	473,452	464,716
Total liabilities and stockholders' equity	$531,502	$497,908

HighPeak Energy, Inc.
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30, 2020
	Successor	Predecessors	Predecessors
	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,516)	$(85,034)	$(5,833)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Exploration and abandonment expense	14	4	2,817
Depletion, depreciation and amortization expense	2,327	6,385	2,657
Accretion expense	15	89	38
Stock based compensation expense	14,508	-	-
Loss on terminated acquisition	-	76,500	-
Deferred income taxes	(3)	-	-
Changes in operating assets and liabilities:
Accounts receivable	(3,404)	844	1,425
Inventory and other current assets	(357)	(196)	-
Accounts payable and accrued liabilities	(430)	(2,694)	744
Net cash provided by (used in) operating activities	1,154	(4,102)	1,848
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(17,908)	(47,548)	(14,823)
Changes in working capital associated with oil and natural gas property additions	(23,421)	5,532	5,586
Acquisitions of oil and natural gas properties	(704)	(3,338)	(9,440)
Issuance of notes receivable	-	(7,482)	-
Other property additions	-	(50)	(7)
Extension payment on acquisition	-	(15,000)	-
Net cash used in investing activities	(42,033)	(67,886)	(18,684)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock offering	102,093	-	-
Stock offering costs	(8,383)	-	-
Cash acquired from non-successors in HighPeak business combination	100	-	-
Contributions from partners	-	54,000	19,934
Distributions to partners	-	(2,780)	-
Net cash provided by financing activities	93,810	51,220	19,934
Net increase (decrease) in cash and cash equivalents	52,931	(20,768)	3,098
Cash and cash equivalents, beginning of period	1,943	22,711	894
Cash and cash equivalents, end of period	$54,874	$1,943	$3,992

Reconciliation of Net Income to EBITDAX

EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration and other expenses, impairment and abandonment expenses, non-cash gains or losses on derivatives, stock-based compensation, gain on exchange of debt, gains and losses from the sale of assets, transaction costs and nonrecurring workforce reduction severance payments. EBITDAX is not a measure of net income as determined by GAAP.

Our management believes EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our presentation of EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of EBITDAX to net income, our most directly comparable financial measure calculated and presented in accordance with GAAP:

HighPeak Energy, Inc.
Reconciliation of Net Loss to EBITDAX (Unaudited)
(in thousands)

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Successor	Predecessors	Predecessors	Successor	Predecessors	Predecessors
	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020	Three Months Ended September 30, 2019	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2019
Net loss attributable to common stockholders	$(11,516)	$(56)	$(1,009)	$(11,516)	$(85,034)	$(5,833)
Income tax benefit	(2,309)	-	-	(2,309)	-	-
Depletion, depreciation and amortization	2,327	1,294	822	2,327	6,385	2,657
Stock based compensation	14,508	-	-	14,508	-	-
Exploration and abandonment expense	66	-	159	66	4	2,817
Accretion on asset retirement obligation	15	20	14	15	89	38
Other expense (loss on terminated acquisition)	-	-	-	-	76,500	-
EBITDAX	$3,091	$1,258	$(14)	$3,091	$(2,056)	$(321)